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                    BRANCH PURCHASE AND ASSUMPTION AGREEMENT

                                     between

                      SIMMONS FIRST BANK of SOUTH ARKANSAS

                                       and

                            HEARTLAND COMMUNITY BANK






                            - MONTICELLO FACILITIES -







                                  MARCH 7, 2002



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

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page

ARTICLE ONE - PURCHASE AND SALE OF ASSETS AND ASSUMPTION
OF LIABILITIES................................................................1
         Section 1.01.     Purchase of Assets.................................1
                  (a)      Books and Records..................................1
                  (b)      Real Property......................................1
                  (c)      Personal Property..................................1
                  (d)      Loans..............................................2
                  (e)      Assumed Contracts..................................2
                  (f)      Cash on Hand.......................................2
                  (g)      Safe Deposit Box Business..........................2
         Section 1.02.     Assumption of Liabilities..........................2
                  (a)      Deposit Liabilities................................2
                  (b)      Assumed Contracts..................................2
                  (c)      Liabilities Not Assumed by Buyer...................2
         Section 1.03.     Names and Marks....................................3
         Section 1.04      Non-Competition....................................3
         Section 1.05      Employees..........................................3

ARTICLE TWO - CLOSING, CALCULATION OF PURCHASE PRICE AND CLOSING
DELIVERIES....................................................................4
         Section 2.01.     The Closing........................................4
         Section 2.02.     The Closing Date...................................4
         Section 2.03.     Retirement Accounts................................5
         Section 2.04.     Calculation and Payment of Purchase Price..........5
         Section 2.05.     Prorations.........................................6
         Section 2.06.     Closing Deliveries.................................6

ARTICLE THREE - REPRESENTATIONS AND WARRANTIES OF SELLER......................8
         Section 3.01.     Organization.......................................8
         Section 3.02.     Authorization......................................8
         Section 3.03.     Non-Contravention..................................8
         Section 3.04.     Compliance with Law................................9
         Section 3.05.     Regulatory Enforcement Actions.....................9
         Section 3.06.     Litigation.........................................9
         Section 3.07.     Title to Real Property and Other Assets............9
         Section 3.08.     Loans..............................................9
         Section 3.09.     Environmental Matters.............................10
         Section 3.10.     Brokerage.........................................10
         Section 3.11.     Statements True and Correct.......................10

ARTICLE FOUR - REPRESENTATIONS AND WARRANTIES OF BUYER.......................10
         Section 4.01.     Organization......................................10
         Section 4.02.     Authorization.....................................10
         Section 4.03.     Non-Contravention.................................10
         Section 4.04.     Consents to Transaction...........................10
         Section 4.05.     Litigation........................................11
         Section 4.06.     Financial Information.............................11
         Section 4.07.     Buyer's Capital and Condition.....................11
         Section 4.08.     Compliance with Capital Adequacy and Debt
                             Guidelines......................................11
         Section 4.09.     Community Reinvestment Act........................11
         Section 4.10.     Brokerage.........................................11

         Section 4.11.     Statements True and Correct.......................11

ARTICLE FIVE - AGREEMENTS OF THE SELLER......................................11
         Section 5.01.     Business in Ordinary Course.......................11
         Section 5.02.     Breaches..........................................12
         Section 5.03.     Consents to Assumed Contracts.....................12
         Section 5.04.     Title Commitment..................................12
         Section 5.05.     Consummation of Agreement.........................12
         Section 5.06.     Access to Information.............................13
         Section 5.07.     Regulatory Notification/Approvals.................13

ARTICLE SIX - AGREEMENTS OF THE BUYER........................................13
         Section 6.01.     Regulatory Approvals..............................13
         Section 6.02.     Breaches..........................................13
         Section 6.03.     Consummation of Agreement.........................13

ARTICLE SEVEN - CONDITIONS PRECEDENT TO THE BRANCH PURCHASE AND
ASSUMPTION...................................................................13
         Section 7.01.     Conditions to Seller's Obligations................13
         Section 7.02.     Conditions to Buyer's Obligations.................14

ARTICLE EIGHT - TERMINATION OR ABANDONMENT...................................15
         Section 8.01.     Mutual Agreement..................................15
         Section 8.02.     Breach of Representations or Agreements...........15
         Section 8.03.     Failure of Conditions.............................15
         Section 8.04.     Approval Denial...................................15
         Section 8.05.     Automatic Termination.............................15

ARTICLE NINE - TRANSITIONAL AND POST-CLOSING MATTERS.........................15
         Section 9.01.     Notification to Branch Office Customers...........15
         Section 9.02.     Preparation For Transition........................16
         Section 9.03.     Payment of Instruments............................16
         Section 9.04.     Statements........................................17
         Section 9.05.     Limited Correspondent.............................17
         Section 9.06.     Uncollected Items.................................17
         Section 9.07.     Loans.............................................17
         Section 9.08.     Document Deficiencies.............................17
         Section 9.09.     Temporary Space...................................17

ARTICLE TEN - INDEMNIFICATION................................................17
         Section 10.01.  Indemnification of Buyer............................17
         Section 10.02.  Indemnification of Seller...........................18
         Section 10.03.  Procedure and Limitations...........................18

ARTICLE ELEVEN - GENERAL.....................................................18
         Section 11.01.  Confidential Information............................18
         Section 11.02.  Publicity...........................................18
         Section 11.03.  Return of Documents.................................18
         Section 11.04.  Notices.............................................19
         Section 11.05.  Expenses............................................19
         Section 11.06.  Liabilities.........................................20
         Section 11.07.  Nonsurvival of Representations, Warranties
                            and Agreements...................................20
         Section 11.08.  Entire Agreement....................................20
         Section 11.09.  Headings and Captions...............................20

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         Section 11.10.  Waiver, Amendment or Modification...................20
         Section 11.11.  Rules of Construction...............................20
         Section 11.12.  Counterparts........................................20
         Section 11.13.  Successors and Assigns..............................20
         Section 11.14.  Governing Law; Assignment...........................20
         Section 11.15.  Permitted Exceptions................................20
         Section 11.16.  Time of Essence.....................................21

Schedule A        Legal Description of Real Property
Schedule B        Description of Personal Property
Schedule B -1     Excluded personal property and equipment
Schedule C        Loans
Schedule C-1      Excluded Loans
Schedule D        Safe Deposit Box Business
Schedule E        Deposit Liabilities
Schedule F        Assumed Contracts


Exhibit 1 - Form of Assignment and Assumption of Deposit Liabilities Agreement
Exhibit 2 - Form of Assignment and Assumption of Contracts Agreement
Exhibit 3 - Form of Bill of Sale
Exhibit 4 - Form of Assignment, Transfer and Appointment of Successor Trustee
              for IRA Accounts
Exhibit 5 - Form of Non-Competition Agreement

                    BRANCH PURCHASE AND ASSUMPTION AGREEMENT
                    ----------------------------------------

         This BRANCH PURCHASE AND ASSUMPTION AGREEMENT (this "Agreement") is made and executed as of the 7th day of March, 2002, by and between Heartland Community Bank, ("Seller"), a federal stock savings bank with its main office located in Camden, Arkansas, and Simmons First Bank of South Arkansas, an Arkansas chartered banking corporation with its main office located in Lake Village, Arkansas ("Buyer").

                              W I T N E S S E T H:

     WHEREAS, Seller owns and operates a branch banking office located at 473 Highway 425 North, Monticello, Arkansas (the "Branch Office"); and

     WHEREAS, Seller desires to sell and the Buyer desires to acquire the Branch Office, and, in that regard, Seller desires to sell and the Buyer desires to purchase and acquire certain assets related thereto maintained at the Branch Office; and

     WHEREAS, Seller desires to transfer and the Buyer desires to assume certain deposit accounts maintained at the Branch Office and certain other liabilities pertaining to the continuing operations thereof.

     NOW, THEREFORE, in consideration of the premises and the mutual terms and provisions set forth in this Agreement, the parties agree as follows:

                                   ARTICLE ONE
            PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF LIABILITIES
            ---------------------------------------------------------

     Section  1.01.  Purchase  of  Assets.  Upon the  terms and  subject  to the
     -------------   --------------------
conditions and representations set forth herein, Seller shall sell, convey, assign and transfer to Buyer, and Buyer shall purchase and accept from Seller, all right, title and interest of Seller in and to the following assets (collectively, the "Assets") as of the close of business on the Closing Date (as defined in Section 2.02 below):

          (a) Books and Records. All current books, records,  files and original
              -----------------
documents directly relating to the Assets and the Assumed Liabilities (as defined in Section 1.02 below) being transferred to Buyer hereunder and necessary to Buyer to interact with the Branch Office Customers associated with the Assets and the Assumed Liabilities or to protect Buyer's security interest in the collateral pertaining to such Assets (collectively, the "Records").

          (b) Real Property. A fee simple interest in the real estate located at
              -------------
473 Highway 425 North, Monticello, Arkansas, upon which the Branch Office is operated, more particularly described in SCHEDULE A to this Agreement, including the building and other improvements thereto (the "Real Property").

          (c)   Personal   Property.   The   furniture,   fixtures,   equipment,
                ------------------
improvements and other items of tangible personal property located at the Branch Office as of the close of business on the Closing Date, together with sign structures, and all personal property used in connection with the safe deposit box business being transferred to Buyer hereunder (exclusive of the contents of leased safe deposit boxes) (collectively, the "Personal Property"), as set forth on SCHEDULE B to this Agreement. Those items of personal property and equipment set forth on SCHEDULE B-1 shall be retained by Seller and are expressly excluded from the Personal Property. If, prior to the Closing Date, any item of Personal Property is stolen, destroyed or otherwise lost, such item shall be excluded from the sale contemplated hereby, and the term "Personal Property" as used herein shall exclude any such item(s). If, prior to the Closing Date, any item of Personal Property is damaged by fire or other casualty, such item(s), if reasonably repairable, shall be sold to Buyer (in accordance with the provisions hereof) and the insurance proceeds relating to such item shall be assigned to Buyer, it being understood that if any such item is not reasonably repairable, it shall be excluded from the sale contemplated hereby. Apart form making any repairs necessitated by Seller's negligence in removing the items of personal property set forth on SCHEDULE B-1, Seller shall be under no obligation to restore the Branch Office premises to the original condition which shall be the responsibility of Buyer.

          (d) Loans.  All loans of Seller  attributed to the Branch Office as of
              -----
the Closing Date, (the "Loans"), a list of such Loans as of January 9, 2002 is set forth on SCHEDULE C to this Agreement, provided, that Loans (i) shall not include any Loan set forth on SCHEDULE C that is repaid in full as to principal and interest prior to the Closing Date and (ii) shall not include any excluded loans listed on SCHEDULE C-1; (iii) shall include all Loans, whether or not funded, made after the date of SCHEDULE C, provided Buyer has had an opportunity to review such Loans and has agreed to purchase such Loans, and (iv) shall include all deposit related overdrafts, including overdrafts pursuant to an overdraft protection plan, if any. All Loans shall be assigned to Buyer without recourse against Seller and without any warranties or representations as to their collectibility or the creditworthiness of any of the obligors of such Loans.

          (e)  Assumed  Contracts.  Seller's  rights  under,  or created by, the
               ------------------
Assumed Contracts (as defined in Section 1.02(b) below).

          (f) Cash on Hand. All teller  working cash,  petty cash and vault cash
              ------------
at the Branch Office as of the close of business on the Closing Date (the "Cash on Hand").

          (g) Safe Deposit Box Business.  All safe deposit box business  located
              -------------------------
at the Branch Office as of the close of business on the Closing Date (the "Safe Deposit Box Business"). A list of leased safe deposit boxes as of ______________, 2002, is set forth on SCHEDULE D hereto. The Safe Deposit Box Business includes, without limitation, safe deposit box contracts, the removable safe deposit boxes (exclusive of the contents of leased safe deposit boxes) and safe deposit stacks in the vault and all keys and combinations thereto.

     Section 1.02. Assumption of Liabilities.  Upon the terms and subject to the
     ------------  -------------------------
conditions set forth herein, Seller shall transfer and assign to Buyer, and Buyer shall assume from Seller and agree to pay, perform and discharge, by documentation reasonably satisfactory as to form and substance to Seller, as of the close of business on the Closing Date, the following liabilities, and none other (collectively, the "Assumed Liabilities"):

          (a) Deposit  Liabilities.  All deposit  liabilities  maintained at the
              --------------------
Branch Office that qualify as  "In-Market  Deposits" (as such term is defined in
Section 2.04(b) hereof), in accordance with the terms of the agreements pertaining to such deposits, as shown on the books and records of Seller as of the close of business on the Closing Date, including accrued but unpaid interest thereon through the Closing Date, except as provided in Section 2.03(c) hereof (the "Deposits" or "Deposit Liabilities"). The deposit liabilities of the Branch Office which existed on January 11, 2002, are identified on SCHEDULE E hereto. As used herein, the term "deposit liabilities" shall include all of the deposit products offered by Seller from the Branch Office, including, without limitation, passbook accounts, savings accounts, statement accounts, checking accounts, money market accounts, and certificates of deposit.

          (b) Assumed  Contracts.  The  obligations  and  liabilities  of Seller
              ------------------
arising from and after the Closing Date under any and all contracts and leases relating to the operation or maintenance of the Branch Office that are assignable by Seller to Buyer, which contracts and leases as of the date hereof are identified on SCHEDULE F hereto (collectively, the "Assumed Contracts").

          (c)  Liabilities  Not Assumed by Buyer.  Other than those  liabilities
               ---------------------------------
specifically assumed in Sections 1.02(a), 1.02(b) and 2.03 hereof, Buyer shall not assume any liabilities of Seller, whether known or unknown, disclosed or undisclosed, contingent or otherwise, which have arisen or may arise or be established in connection with the conduct of business at the Branch Office prior to the Closing Date (the "Excluded Liabilities").

     Section 1.03. Names and Marks. Seller is not selling, assigning, conveying,
     ------------  ---------------
transferring or delivering, nor shall Buyer acquire, any rights or interest in or to: (a) the names "Heartland Community Bank.", "HCB" or any derivation thereof, or (b) any logos, service marks or trademarks, advertising materials or slogans or any similar items used by Seller in connection with its business, whether or not such is or was copyrighted or registered. Preceding the Closing Date, Seller shall begin the removal from the Branch Office of signs, logos and other insignia identifying or identified with Seller. No signs, logos or insignia identifying or identified with Buyer may be installed in or affixed to the premises until after the close of business on the last business day preceding the Closing. On and after the Closing Date, Buyer shall not use the name or service mark of Seller in any manner in connection with the operation of the Branch Office, except in accordance with the provisions of Section 9.01 hereof. No activity conducted by Buyer on or after the Closing Date shall state or imply that Seller is in any way involved as a partner, joint venturer or otherwise in the business of Buyer. Buyer shall return to Seller any remaining signs, logos and insignia of Seller removed by Buyer from the Branch Office after Closing.

     Section 1.04.  Non-Competition.  At Closing,  the Seller will enter in to a
     ------------   ---------------
Non-Competition Agreement in the form attached hereto as Exhibit 5 pursuant to which Seller, for a period of three (3) years after Closing, will agree not to
(i) open, acquire or operate any bank branch or other physical office located in Drew County, Arkansas, (ii) directly solicit for banking services any customer of the Branch Office on the Closing Date (other than a customer having a loan attributable to the Branch Office which is not acquired by Buyer or which is subsequently transferred to Seller pursuant to Section 9.08 hereof), or (iii) hire any employee employed at the Branch Office on the Closing Date, provided such restriction shall not apply to any employee who is not retained, or is subsequently terminated, by Buyer.

     The parties hereto agree and acknowledge that the restrictions set forth in clause (ii) above shall not prevent Seller from engaging in (A) any general mass mailings, statement stuffers or other similar communications which do not specifically target customers of the Branch Office, (B) newspaper, radio or television advertisements of a general nature, (C) engaging in loan application processing or other back office functions not involving direct contact with the public, or (D) any action as may be required to comply with any applicable federal or state laws, rules or regulations.

     Section 1.05.  Employees.  (a) On the Closing Date, the employees of Seller
     ------------   ---------
who are then assigned to the Branch Office (the "Employees") will cease to be employees of Seller. Buyer may, in the exercise of its sole discretion, offer employment to any of the Employees, and Buyer shall attempt to retain the services of the Employees in their functional positions at the Branch Office on the Closing Date. Any Employee who is displaced due to the elimination of a position or function through the transition or acquisition of the Branch Office, other than for cause, during the first six months of Employee's employment by Buyer, shall receive from Buyer severance payments ("Severance Payments") equal to the Employee's base weekly salary (Employee's annual base salary divided by fifty-two) for the period set forth below:

                  Length of Service                  Severance Pay
                  -----------------                  -------------
                  Less than 2 years                    2 weeks
                  2-3 years                            3 weeks
                  4-6 years                            5 weeks
                  7-10 years                           8 weeks
                  11-20 years                         12 weeks
                  over 21 years                       16 weeks

In no case shall the Severance Payments be for a period of less than two (2) weeks or greater than sixteen (16) weeks. For purposes hereof, termination for cause shall include termination because of an Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.

          (b) Buyer is not assuming, nor shall it have responsibility for the continuation of, or any liabilities under or in connection with, any of the following:

               (i) any employment contract, collective bargaining agreement, plan or arrangement providing for insurance coverage or for deferred compensation, bonuses, stock options or other forms of incentive compensation or post-retirement compensation or benefits which are entered into or maintained, as the case may be, by Seller; or

               (ii) any  "employee  benefit  plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to any provision of ERISA and is maintained, administered or contributed to by Seller.

Buyer shall, however, with respect to those Employees who are hired by Buyer permit a direct transfer of the vested accounts of such Employees in Seller's 401(k) Plan to a 401(k) Plan sponsored by Buyer. Further, Buyer shall, with respect to those Employees who are hired by Buyer permit a rollover transfers of the vested accounts of such Employees in Seller's ESOP to a qualified retirement plan sponsored by Buyer, so long as the assets in such rollover are permitted investments for such plan of Buyer.


          (c) Seller shall cooperate with Buyer to arrange contact with the Employees and to provide Buyer with relevant Employee information prior to Buyer's initial meeting with the Employees. Seller will not unreasonably withhold any information requested by Buyer regarding the Employees of the Branch Office. Buyer will attempt to meet with all affected Employees within thirty (30) days after this Agreement is signed.

          (d) To the extent permitted by applicable law and regulation and in compliance with the terms of the plans maintained by Buyer, Buyer shall extend to the Employees hired by Buyer such vacation and benefits as are commensurate with the vacation and benefits of employees similarly situated in Buyer's employment structure, based upon the Employees' seniority with Seller as if such Employees had attained such seniority with Buyer.


                                   ARTICLE TWO
          CLOSING, CALCULATION OF PURCHASE PRICE AND CLOSING DELIVERIES
          -------------------------------------------------------------

     Section  2.01.  The Closing.  The closing of the  purchase  and  assumption
     -------------   -----------
transaction contemplated by this Agreement (the "Closing") shall take place at the main office of Seller, or at such other location as the parties may agree, at 10:00 A.M. Central Time on the Closing Date described in Section 2.02 of this Agreement.

     Section  2.02.  The Closing  Date.  The Closing  shall take place on a date
     -------------   -----------------
mutually agreed upon, in writing, by the parties, which date shall not be prior to July 1, 2002. The parties agree that a data processing conversion is essential to an efficient and effective closing. Buyer has scheduled its data processing software vendor to be available for closing and conversion on July 19, 2002. Buyer and Seller agree to use their best efforts to obtain all approvals from any regulatory authorities having jurisdiction over the transaction contemplated hereby, and the satisfaction of all conditions and the lapse of all applicable waiting periods associated therewith on or before such date. In the event the transaction is not ready to Close on such date the parties agree to use their best efforts to close the transaction as soon as reasonably possible. The purchase and assumption transaction contemplated by this Agreement shall become effective at the close of business on the Closing Date.

     Section 2.03. Retirement Accounts.
     ------------   -------------------

          (a) All of the individual retirement accounts ("IRA Accounts") maintained by Seller at the Branch Office designate Seller as the trustee. At the Closing, Seller shall resign as trustee with respect to any individual retirement account ("IRA Account") as to which Seller is trustee and as to which one or more of the assets included therein is a deposit included within the Deposits transferred to Buyer on the Closing Date. At the Closing, Seller shall designate or appoint Buyer as successor trustee under each such IRA Account.

          (b) Buyer covenants and agrees that it will, following its designation or appointment as successor trustee under the IRA Accounts, promptly and faithfully perform, fulfill, and discharge each of the obligations required to be performed by the trustee with respect to such accounts pursuant to law, or pursuant to the governing documents establishing such IRA Account, including but not limited to making mandatory distributions to IRA account beneficiaries for calendar year 2002 as required.

          (c) If an individual depositor holding an IRA Account refuses to accept the designation or appointment of Buyer as successor trustee with respect to any such IRA Account, Buyer shall promptly so inform Seller, and none of the deposits contained in such IRA Account shall be treated as Deposit Liabilities hereunder, but shall remain the liability and obligation of Seller.

     Section 2.04.  Calculation and Payment of Purchase  Price.  The calculation
     ------------   ------------------------------------------
and payment of the Purchase Price (defined herein) shall be made as follows:

          (a) The aggregate purchase consideration price shall consist of the sum of two components, the Asset Purchase Price and the Premium (sometimes collectively referred to herein as the "Purchase Price"). The Asset Purchase Price shall equal the sum of:

               (i)  the  Acquisition   Value  (defined  herein)  of  the  Assets
                    (exclusive of the Cash on Hand); plus,

               (ii) the amount of Cash on Hand; plus

               (iii)the net amount of any  prorated  items  required  by Section
                    2.05 hereof owed by Buyer to Seller; minus

               (iv) the aggregate  amount of principal  and accrued  interest of the Deposit Liabilities; minus

               (v)  the net amount of any  prorated  items  required  by Section
                    2.05 hereof owed by Seller to Buyer.

          (b) The Premium shall equal an amount equal to seven percent (7%) of the In-Market Deposits at closing. In-Market Deposits shall include all deposits shown on the books of the Seller as attributable to the Branch Office consistent with its historical method of branch allocation, but excluding all public deposits and all deposits of customers showing an address not within Drew County, Arkansas or any county contiguous to Drew County, Arkansas. In-Market Deposits shall also include such other deposits as the Buyer and Seller shall mutually designate in writing.

          (c) On the Closing Date, Seller and Buyer shall determine an amount estimated to be the amount of the Asset Purchase Price, which estimated amount shall be based upon the items described in (a) above as of the close of business on the second business day prior to the Closing Date (the "Estimated Asset Purchase Price"). In the event the Asset Purchase Price is greater than zero, then Buyer shall transfer to Seller, by wire transfer in immediately available funds to an account designated by Seller, an amount equal to the Estimated Asset Purchase Price. In the event the Estimated Asset Purchase Price is less than zero, then Seller shall transfer to Buyer, by wire transfer in immediately available funds to an account designated by Buyer, an amount equal to the absolute value of the Estimated Asset Purchase Price.

          (d) On the next business day following the Closing Date, Buyer shall transfer to Seller, by wire transfer in immediately available funds to an account designated by Seller, an amount equal to the Premium.

          (e) If necessary, on the fifteenth (15th) business day after the Closing Date or such earlier date as may be agreed to in writing by the parties (the "Adjustment Payment Date"), an adjustment payment (the "Adjustment Payment") shall be made either by Seller to Buyer or by Buyer to Seller, as appropriate, so as to correct any discrepancy between the amount of the Estimated Asset Purchase Price paid under the preceding paragraph and the Asset Purchase Price calculated in accordance with this Section 2.04. Seller shall provide, at Buyer's request, a closing statement which reflects the calculation of the Adjustment Payment relative to the Estimated Asset Purchase Price. The Adjustment Payment due to either party pursuant to this paragraph shall be paid to such party on the Adjustment Payment Date by the other party by wire transfer in immediately available funds to an account designated by the payee party.

          (f) For purposes of this Agreement, the "Acquisition Value" of the Assets shall be the sum of the following:

               (i) the aggregate outstanding principal and earned but unpaid interest on the Loans, together with any late charges accrued thereon, as of the close of business on the Closing Date, excluding any loan loss reserve or general reserve which may be associated with the Loans; plus

               (ii) the net book  value of the Real  Property  as  specified  on
                    SCHEDULE A; plus

               (iii)the net book value of the Personal  Property as of the close of  business on the Closing  Date  specified  in SCHEDULE B;
                    plus

               (iv) One Dollar ($1.00) for the Records; plus

               (v)  One Dollar ($1.00) for the Assumed Contracts; plus

               (vi) One Dollar ($1.00) for the Safe Deposit Box Business.


     Section 2.05. Prorations.  The parties intend that Seller shall operate for
     ------------  ----------
its own account the business conducted at the Branch Office until the close of business on the Closing Date, and that the Buyer shall operate such business for its own account on and after the Closing Date. Thus, except as otherwise specifically provided in this Agreement, items of expense directly attributable to the operation of the Branch Office (which shall not include any general overhead expenses of Seller) shall be prorated as of the close of business on the Closing Date, whether or not such adjustment would normally be made as of such time, including, without limitation, telephone, electric, gas, water, and other utility services, security services, taxes associated with the Real Property, assessments (including, without limitation, assessments attributable to FDIC deposit insurance), payments due on Assumed Contracts, and similar expenses related to the Assets transferred hereunder.

     Section 2.06. Closing Deliveries.
     ------------   ------------------

          (a) At the Closing, Seller shall deliver to Buyer:


               (i) a Certificate or Certificates signed by an appropriate officer of Seller stating that (A) each of the representations and warranties contained in Article Three hereof is true and correct in all material respects at the time of the Closing, and (B) all of the conditions set forth in Sections 7.02(b) and 7.02(d), insofar as Section 7.02(d) pertains to approvals required to be obtained by Seller, have been satisfied or waived as provided therein;

               (ii) a certified  copy of the  resolutions  of Seller's  Board of
                    Directors, as required for valid approval of the execution of this Agreement and the consummation of the purchase and assumption transaction contemplated hereby;

               (iii)evidence   of  payment  to  Buyer,   by  wire   transfer  in
                    immediately available funds to an account designated by Buyer, of the Estimated Asset Purchase Price, if payable to Buyer;

               (iv) an executed Assignment and Assumption of Deposit Liabilities
                    Agreement in substantially the form set forth in EXHIBIT 1 hereto;

               (v) an executed Assignment and Assumption of Contracts Agreement in substantially the form set forth in EXHIBIT 2 hereto;

               (vi) a Bill  of Sale in  substantially  the  form  set  forth  in
                    EXHIBIT 3 hereto;

               (vii)a warranty  deed (subject to Permitted  Exceptions,  as such term is defined in Section 11.15 hereof), conveying the Real Property to the Buyer, together with a commitment for title insurance with respect to the Real Property;

              (viii)an  Assignment and  Successor Trustee Agreement with respect to the transfer of the IRA Accounts in substantially the form set forth in EXHIBIT 4;

               (ix) a  Non-Competition  Agreement in substantially  the form set forth in EXHIBIT 5;

               (x) such other bills of sale, assignments, and other instruments and documents as counsel for Buyer may reasonably require as necessary or desirable for transferring, assigning and conveying to Buyer good, marketable and insurable title to the Assets;

               (xi) listings of the Deposit  Liabilities  as of the Closing Date
                    (the "Deposit Listings") on magnetic tape or utilizing such other method of information transfer as the parties may mutually agree, which Deposit Listings shall include, for each account, the account number, outstanding principal balance, and accrued interest; and

               (xii) such Records as are capable of being delivered to Buyer.

          (b) At the Closing, Buyer shall deliver to Seller:

               (i) a Certificate or Certificates signed by an appropriate officer of Buyer stating that (A) each of the representations and warranties contained in Article Four is true and correct in all material respects at the time of the Closing, and (B) all of the conditions set forth in Sections 7.01(b) and 7.01(d), insofar as Section 7.01(d) pertains to approvals required to be obtained by Buyer, have been satisfied or waived as provided therein;

               (ii) a  certified  copy  of  the  resolutions  of  the  Board  of
                    Directors of Buyer authorizing the execution of this Agreement and the consummation of the purchase and assumption transaction contemplated hereby;

               (iii)evidence  of  payment  to  Seller,   by  wire   transfer  in
                    immediately available funds to an account designated by Seller, of the Estimated Asset Purchase Price, if payable to Seller;

               (iv) an executed Assignment and Assumption of Deposit Liabilities
                    Agreement in substantially the form set forth in EXHIBIT 1 hereto;

               (v) an executed Assignment and Assumption of Contracts Agreement in substantially the form set forth in EXHIBIT 2 hereto; and

               (vi) an executed  Assignment and Successor Trustee Agreement with respect to the transfer of the IRA Accounts in substantially the form set forth in EXHIBIT 4 hereto.

          (c) On the next business day following the Closing, Buyer shall deliver to Seller evidence of payment to Seller, by wire transfer in immediately available funds to an account designated by Seller, of the Premium.


                                  ARTICLE THREE
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     Seller hereby makes the following representations and warranties:

     Section  3.01.  Organization.  Seller is a federal  stock savings bank duly
     -------------   ------------
organized, validly existing and in good standing under the laws of the United States, the deposits of which are insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, and has the corporate power to carry on its business as the same is being conducted at the Branch Office.

     Section  3.02.  Authorization.  Seller's  Board of  Directors  has,  by all
     -------------   -------------
appropriate action, approved this Agreement and the purchase and assumption transaction contemplated herein and authorized the execution hereof on its behalf by its duly authorized officers and the performance by Seller of its obligations hereunder. This Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity.

     Section  3.03.  Non-Contravention.  The  execution  and  delivery  of  this
     -------------   -----------------
Agreement by Seller do not, and, subject to the receipt of all required approvals and consents, including but not limited to regulatory approvals, the consummation of the transaction contemplated by this Agreement will not, constitute a breach or violation of or default under any law, rule, regulation, judgment, order, governmental permit or license, agreement, indenture, or instrument to which Seller is a party, or by which it or any of its assets or property is bound, which breach, violation, or default would have a material adverse effect on the business or properties of the Branch Office after the Closing Date.

     Section 3.04.  Compliance  with Law.  Seller has all licenses,  franchises,
     ------------   --------------------
permits and other governmental authorizations that are legally required to enable it to conduct its business at the Branch Office as presently conducted in all material respects.

     Section 3.05. Regulatory Enforcement Actions. Seller is not subject to, and
     ------------  ------------------------------
has not received any notice or advice that it may be subject to, any order, agreement, memorandum of understanding or other regulatory enforcement action or proceeding with or by any federal or state agency charged with the supervision or regulation of federal savings banks or engaged in the insurance of deposits of federal savings banks or any other governmental agency having supervisory or regulatory authority with respect to Seller which could have a material adverse effect on the operation of the Branch Office after the Closing Date.

     Section 3.06. Litigation. There is no litigation, claim or other proceeding
     ------------  ----------
pending or, to the knowledge of Seller, threatened, against Seller arising out of Seller's operation of the Branch Office, materially affecting any of the Assets or Assumed Liabilities, or materially affecting the ability of Seller to carry out this Agreement or any of the transactions contemplated hereby.

     Section 3.07. Title to Real Property and Other Fixed Assets. As to the Real
     ------------  ---------------------------------------------
Property, Seller holds a marketable fee simple interest. In addition to the Real Property, Seller has good and marketable title to all other fixed assets comprising the Assets. The Real Property, Personal Property and other fixed assets to be transferred pursuant to this Agreement are sold "AS IS," without any warranty, express or implied, whether of merchantability, fitness for a particular use or purpose, or otherwise (except as to title), all of which warranties are hereby disclaimed.

     Section 3.08.  Loans.  Seller has good and  marketable  title to the Loans.
     ------------   -----
Further, Seller warrants and represents:

          (a) All of the Loans were made for good, valuable and adequate consideration in the normal and ordinary course of business, and the notes and other evidences of indebtedness and any loan agreements or security documents executed in connection therewith are true and genuine and constitute the valid and legally binding obligations of the borrowers to whom the loans were made and are legally enforceable against such borrowers in accordance with their terms subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar debtor relief laws from time to time in effect, as well as general principles of equity applied by a court of proper jurisdiction, regardless of whether such enforceability is considered in a proceeding in equity or at law;

          (b) The amounts represented to Buyer as the balances owing on each of the Loans is the correct amount actually and unconditionally owing, is undisputed, and is not subject to any offsets, credits, deductions or counterclaims;

          (c) The collateral securing each of the Loans as referenced in a loan officer worksheet, loan summary report or similar interoffice loan documentation is in fact the collateral held by Seller to secure each loan;

          (d) Seller has possession of all loan document files and credit files for all of the Loans (except overdrafts) held by it containing promissory notes and other relevant evidences of indebtedness with original signatures of their borrowers and guarantors;

          (e) Seller holds validly perfected liens or security interests in the collateral granted to it to secure each of the Loans as referenced in the loan officer worksheets, loan summary reports or similar interoffice loan documentation and the loan or credit files contain the original security agreements, mortgages, or other lien creation and perfection documents unless originals of such documents are filed of public record;

          (f) Each lien or security interest of Seller in the collateral held for each of the Loans is properly perfected in the priority described as being held by Seller in the loan officer worksheets, loan summary reports or similar interoffice loan documentation contained in the loan document or credit files;

          (g) Seller is in possession of all collateral that the loan document files or credit files indicate it has in its possession;

          (h) All guaranties granted to Seller to insure payment of any of the Loans constitute the valid and legally binding obligations of the guarantors and are enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar debtor relief laws from time to time in effect, as well as general principles of equity applied by a court of proper jurisdiction, regardless of whether in a proceeding in equity or at law;

     Section  3.09.  Environmental  Matters.  Except  as  disclosed  to Buyer in
     -------------   ----------------------
writing, Seller represents and warrants to Buyer that it has no knowledge of any contamination, asbestos, petroleum products, or hazardous substances or materials on, in, under, or above the Real Property or any improvements thereon, or with respect to any violation of any environmental laws or regulations applicable to the Real Property.

     Section 3.10.  Brokerage.  There are no existing  claims or agreements  for
     ------------   ---------
brokerage commissions, finders' fees, or similar compensation in connection with the purchase and assumption transaction contemplated by this Agreement.

     Section 3.11. Statements True and Correct. No representation or warranty by
     ------------  ---------------------------
Seller contained in this Agreement (including, without limitation, the Schedules hereto) contains any untrue statement of fact or omits any statement of fact necessary to make the statements herein not materially misleading.

                                  ARTICLE FOUR
                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

     Buyer hereby makes the following representations and warranties:

     Section 4.01. Organization. Buyer is a banking corporation chartered by the
     ------------  ------------
State of Arkansas, duly organized, validly existing and in good standing under the laws of the State of Arkansas, the deposits of which are insured by the Federal Deposit Insurance Corporation, and has the corporate power to carry on its business as the same is being conducted.

     Section  4.02.  Authorization.  Buyer's  Board  of  Directors  has,  by all
     -------------   -------------
appropriate action approved this Agreement and the purchase and assumption transaction contemplated herein and authorized the execution hereof on its behalf by its duly authorized officers and the performance by Buyer of its obligations hereunder. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity.

     Section  4.03.  Non-Contravention.  The  execution  and  delivery  of  this
     -------------   -----------------
Agreement by Buyer does not, and, subject to the receipt of all required approvals and consents, including but not limited to regulatory approvals, the consummation of the transaction contemplated by this Agreement will not, constitute a breach or violation of or default under any law, rule, regulation, judgment, order, governmental permit or license, agreement, indenture, or instrument to which Buyer is a party, or by which it or any of its assets or property is bound, which breach, violation, or default would have a material adverse effect on Buyer.

     Section 4.04. Consents to Transaction. The consummation of the purchase and
     ------------  -----------------------
assumption transaction contemplated by this Agreement does not require Buyer to obtain the prior consent or approval of any person, other than regulatory approval from the appropriate regulatory authorities.

     Section  4.05.  Litigation.  There are no  governmental  or  administrative
     -------------   ----------
proceedings or other proceedings, litigation, judgment or claims pending or threatened against Buyer or any of its affiliates affecting the ability of Buyer to carry out this Agreement, or any of the transaction contemplated hereby, or which will materially affect Buyer or its operation of the Branch Office after the Closing Date.

     Section 4.06. Financial Information.  Since the date of Buyer's most recent
     ------------  ---------------------
Call Report as submitted to its primary regulatory authority, there has not occurred any material adverse change in the financial condition, business, prospects or affairs of Buyer, and Buyer has paid all of the debts and obligations in connection with the operation of its business as they became due (except those, if any, contested in good faith).

     Section 4.07.  Buyer's  Capital and Condition.  Buyer is in compliance with
     ------------   ------------------------------
all applicable capital standards as of the date hereof, and has no reason to believe that it will be unable to obtain the required regulatory approvals for the purchase and assumption transaction contemplated herein solely as a result of its current level of capital. Buyer knows of no reason why the necessary regulatory approvals to be obtained by it in connection with the transaction contemplated hereby will not be obtained.

     Section 4.08. Compliance with Capital Adequacy and Debt Guidelines.  Buyer,
     ------------  ----------------------------------------------------
on a stand-alone basis, meets or exceeds, as of December 31, 2001, and on a pro forma basis as of such date reflecting the purchase and assumption transaction contemplated hereby, (i) all applicable capital adequacy regulatory standards,
(ii) all applicable debt-to-equity regulatory guidelines and (iii) all debt-reduction guidelines. Buyer knows of no reason why the approvals, consents or waivers of governmental authorities required to complete the purchase and assumption transaction contemplated hereby will not be obtained in a timely manner so as to permit the consummation of such transaction to occur on or before July 31, 2002.

     Section 4.09.  Community  Reinvestment Act. Buyer is in compliance with the
     ------------   ---------------------------
Community Reinvestment Act and its implementing regulations, and Buyer has no knowledge of threatened or pending actions, proceedings, or allegations by any person or regulatory agency which may cause any applicable regulatory authority to deny any application required to be filed pursuant to Section 6.01 hereof. In addition, Buyer has not been advised of any supervisory concerns regarding its compliance with the Community Reinvestment Act.

     Section 4.10.  Brokerage.  There are no existing  claims or agreements  for
     ------------   ---------
brokerage commissions, finders' fees, or similar compensation in connection with the purchase and assumption transaction contemplated by this Agreement.

     Section 4.11. Statements True and Correct. No representation or warranty by
     ------------
Buyer contained in this Agreement contains any untrue statement of fact or omits any statement of fact necessary to make the statements herein not materially misleading.

                                  ARTICLE FIVE
                            AGREEMENTS OF THE SELLER
                            ------------------------

     Section 5.01. Business in Ordinary Course.
     -------------  ---------------------------

          (a) Except as may be required to obtain regulatory approvals or as otherwise may be required by any regulatory authority, after the date of this Agreement, Seller shall not, without the prior written consent of Buyer (which consent shall not be unreasonably withheld):

               (i) cause or permit the Branch Office to engage or participate in any material transaction or incur or sustain any material obligation except in the ordinary course of business;

               (ii) accept any  deposits  at rates in excess of those being paid generally in the market; or

               (iii)undertake any actions which are inconsistent  with a program to use all reasonable efforts to maintain good relations with employees employed at, and customers of, the Branch Office, unless such actions are required or permitted by this Agreement or required by any regulatory authority.

          (b) Seller shall not make any single new loan or series of loans to one borrower or a related group of borrowers in an aggregate amount greater than $25,000.00, except in accordance with its existing loan policies;

          (c) Seller shall advise Buyer of any change in its deposit pricing in the Branch Office from time to time, pending the Closing;

          (d) Seller shall allow a representative of Buyer to be present at the Branch Office during business hours to become acquainted with Sellers' operations at the Branch Office and to assist in preparing for the transition of ownership of the Branch Office. Further, such representative shall be allowed to attend the local loan committee meetings of the Branch Office (either in person or by telephone), provided that such representative may be excluded from any portion of such meetings which pertain to Seller's business activities not the subject of the transactions contemplated under this Agreement;

          (e) Seller shall not, without the prior written consent of Buyer, engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of Seller contained in Article Three hereof, if such representations and warranties were given as of the date of such transaction or action.

          (f) Seller shall promptly notify Buyer in writing of the occurrence of any matter or event known to and directly involving Seller, which would not include any changes in conditions that affect the banking industry generally, that is materially adverse to the business, operations, properties, assets, or condition (financial or otherwise) of the Branch Office.

     Section 5.02. Breaches.  Seller shall, in the event it has knowledge of the
     ------------  --------
occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to Buyer and use its best efforts to prevent or promptly remedy the same.

     Section  5.03.  Consents to Assumed  Contracts.  Seller  shall use its best
     -------------   ------------------------------
efforts to obtain all necessary consents with respect to all interests of Seller in the Assumed Contracts which require the consent of another person for their transfer or assumption pursuant to this Agreement, if any.

     Section  5.04.  Title  Commitment.   Seller  shall  provide  Buyer  with  a
     -------------   -----------------
commitment for title  insurance with respect to the Real Property  within thirty
(30) days after the execution of this Agreement. Buyer shall have twenty (20) days after the receipt of the title commitment for title insurance to object, in writing, to any exceptions or other matters contained therein. If no objections are made, Buyer shall be deemed to have accepted the status of title. Buyer and Seller agree that Buyer accepts and waives objections to Permitted Exceptions.

     Section 5.05. Consummation of Agreement.  Seller shall use its best efforts
     ------------  -------------------------
to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the purchase and assumption transaction contemplated by this Agreement in accordance with the terms and provisions hereof. Seller shall furnish to Buyer in a timely manner all information, data and documents in the possession of Seller requested by Buyer as may be required to obtain any necessary regulatory or other approvals of the purchase and assumption transaction contemplated by this Agreement and shall otherwise cooperate fully with Buyer to carry out the purpose and intent of this Agreement.

     Section 5.06.  Access to Information.  Seller shall permit Buyer reasonable
     ------------   ---------------------
access, in a manner which will avoid undue disruption or interference with Seller's normal operations, to the Branch Office and shall disclose and make available to Buyer at the main office of Seller all books, documents, papers and records relating to the Branch Office, its assets, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, material contracts and agreements, loan files, filings with any regulatory authority, litigation files, and any other business activities or prospects in which Buyer may have a reasonable and legitimate interest in furtherance of the purchase and assumption transaction contemplated by this Agreement. Buyer will hold any such information in accordance with the provisions of Section 11.01.

     Section 5.07. Regulatory Notification/Approvals.  Seller shall file, within
     ------------  ---------------------------------
fifteen (15) business days after the date of this Agreement, all regulatory notifications and/or applications which it must file in order to consummate the purchase and assumption transaction contemplated by this Agreement, including, but not limited to, any necessary notification and/or application to the Office of Thrift Supervision and Federal Deposit Insurance Corporation. Seller shall provide to Buyer a copy of such notifications and/or applications and correspondence pertaining thereto contemporaneously with the filing or receipt of same.

                                   ARTICLE SIX
                             AGREEMENTS OF THE BUYER
                             -----------------------

     Section 6.01. Regulatory  Approvals.  Buyer shall file, within fifteen (15)
     ------------  ---------------------
business days after the date of this Agreement, all regulatory applications required in order to consummate the purchase and assumption transaction contemplated by this Agreement, including but not limited to the necessary notices or applications for the prior approval of the Arkansas State Bank Department and the Federal Deposit Insurance Corporation. Buyer shall provide to Seller a copy of such applications and correspondence pertaining thereto contemporaneously with the filing or receipt of same. Seller will hold any such information which is nonpublic in confidence in accordance with the provisions of Section 11.01 hereof. Buyer shall timely file all documents required to obtain all necessary permits and approvals required to carry out the purchase and assumption transaction contemplated by this Agreement, shall pay all expenses incident thereto and shall use its best efforts to obtain such permits and approvals on a timely basis.

     Section 6.02.  Breaches.  Buyer shall, in the event it has knowledge of the
     ------------   --------
occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to Seller and use its best efforts to prevent or promptly remedy the same.

     Section 6.03.  Consummation of Agreement.  Buyer shall use its best efforts
     ------------   -------------------------
to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the purchase and assumption transaction contemplated by this Agreement in accordance with the terms and conditions hereof.

                                  ARTICLE SEVEN
           CONDITIONS PRECEDENT TO THE BRANCH PURCHASE AND ASSUMPTION
           ----------------------------------------------------------

     Section 7.01. Conditions to Seller's  Obligations.  Seller's obligations to
     ------------  -----------------------------------
effect the purchase and assumption transaction contemplated by this Agreement shall be subject to the satisfaction (or waiver by Seller) prior to or on the Closing Date of the following conditions:

          (a) The representations and warranties made by Buyer in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on the Closing Date;

          (b) Buyer shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement;

          (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the purchase and assumption transaction contemplated by this Agreement shall be in effect nor shall any proceeding by any bank regulatory authority or other governmental agency seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the purchase and assumption transaction contemplated by this Agreement which makes the consummation of such transaction illegal;

          (d) All necessary regulatory approvals, consents, authorizations and other approvals required by law for consummation of the purchase and assumption transaction contemplated by this Agreement shall have been obtained in a manner and form reasonably satisfactory to Seller, and all waiting periods required by law shall have expired;

          (e) Seller shall have received all documents required to be received from Buyer on or prior to the Closing Date, all in form and substance reasonably satisfactory to Seller;

          (f) Buyer shall have accepted the status of title as reflected in the commitment for title insurance (as such commitment may have been modified) delivered by Seller pursuant to Section 5.04 hereof.

     Section 7.02.  Conditions to Buyer's  Obligations.  Buyer's  obligations to
     ------------   ----------------------------------
effect the purchase and assumption transaction contemplated by this Agreement shall be subject to the satisfaction (or waiver by Buyer) prior to or on the Closing Date of the following conditions:

          (a) The representations and warranties made by Seller in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date;

          (b) Seller shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement;

          (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the purchase and assumption transaction contemplated by this Agreement shall be in effect, nor shall any proceeding by any bank regulatory authority or other governmental agency seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the purchase and assumption transaction contemplated by this Agreement which makes the consummation of such transaction illegal;

          (d) All necessary regulatory approvals, consents, authorizations and other approvals required by law for consummation of the purchase and assumption transaction contemplated by this Agreement shall have been obtained in a manner and form reasonably satisfactory to Buyer, and all waiting periods required by law shall have expired;

          (e) Buyer shall have received all documents required to be received from Seller on or prior to the Closing Date, all in form and substance reasonably satisfactory to Buyer;

          (f) Buyer shall have accepted the status of title as reflected in the commitment for title insurance (as such commitment may have been modified) delivered by Seller pursuant to Section 5.04 hereof.

                                  ARTICLE EIGHT
                           TERMINATION OR ABANDONMENT
                           --------------------------

     Section 8.01.  Mutual  Agreement.  This  Agreement may be terminated by the
     ------------   -----------------
mutual written agreement of the parties at any time prior to the Closing Date.

     Section 8.02. Breach of  Representations  or Agreements.  In the event that
     ------------  -----------------------------------------
there is a material breach in any of the representations and warranties or agreements of Seller or Buyer, which breach is not cured within thirty (30) days after notice to cure such breach is given to the breaching party by the non-breaching party, then the non-breaching party may terminate and cancel this Agreement by providing written notice of such action to the other party hereto.

     Section  8.03.  Failure  of  Conditions.  In  the  event  that  any  of the
     -------------   -----------------------
conditions to the obligations of either party are not satisfied or waived on or prior to the Closing Date, and if any applicable cure period provided in Section
8.02 hereof has lapsed, then such party may terminate and cancel this Agreement by delivery of written notice of such action to the other party on such date.

     Section 8.04. Approval Denial. If any regulatory application filed pursuant
     ------------  ---------------
to Sections 5.07 or 6.01 hereof should be finally denied or disapproved by the respective regulatory authority, then this Agreement thereupon shall be deemed terminated and canceled; provided, however, that a request for additional information from, or undertakings by, the applicant, as a condition for approval, shall not be deemed to be a denial or disapproval so long as the applicant diligently provides the requested information or agrees to the requested undertaking. If any regulatory agency requests that an application be withdrawn and the applicant, in consultation with the other party to this Agreement, is unable to resolve the concern or objections of such agency, the applicant shall be deemed to have failed to obtain regulatory approval. In the event an application is denied but is subject to an appeal, petition for review, or similar such act on the part of the applicant (hereinafter referred to as the "appeal") then the application will be deemed denied unless the applicant and the other party to this Agreement agree in writing to appeal the denial and the applicant prepares and timely files such appeal and continues the appellate process for purposes of obtaining the necessary approval, provided, however, that Seller shall have the right, at its election, to terminate this Agreement if such appeal remains unresolved for a period exceeding 60 days.

     Section 8.05. Automatic Termination.  If the Closing Date does not occur on
     ------------  ---------------------
or prior to a date within 180 days after the date of the Agreement, then this Agreement shall thereupon be terminated; provided, such 180-day period may be extended by the Seller by providing written notice of such extension to Buyer on or prior to the date this Agreement would otherwise terminate. Any such extension(s) shall be in the sole discretion of the Seller.


                                  ARTICLE NINE
                      TRANSITIONAL AND POST-CLOSING MATTERS
                      -------------------------------------

     Section 9.01. Notification to Branch Office Customers. Buyer shall:
     ------------  ---------------------------------------

          (a) jointly with Seller, as soon as practicable after receipt of all consents and approvals of regulatory authorities required in connection with the purchase and assumption transaction contemplated by this Agreement, prepare and mail to each customer of the Branch Office, a letter on the letterhead of Seller, in form and substance mutually satisfactory to the parties, informing such customer of the nature of such transaction and the continuing availability of services to be provided by the Buyer in the Branch Office on and after the Closing Date;

          (b) at its own cost and expense, cause to be printed deposit tickets, checks, withdrawal orders and all other requisite banking transactional forms for each account which constitutes a Deposit and mail such deposit tickets, checks, withdrawal orders and other forms to each customer having such an account so as to be received by such customer on or about the Closing Date, each such document to be encoded with Buyer's identification numbers and to be accompanied by Buyer's letter, in form and substance satisfactory to Seller, advising that, from and after the Closing Date, such newly issued deposit tickets, checks, withdrawal orders and other forms are to be used instead of the corresponding existing documents of Seller with respect to the customer's Deposit account maintained at the Branch Office, and that any such existing documents of Seller are to be destroyed;

          (c) at its own cost and expense, cause to be printed payment booklets, payment coupons and all other requisite banking transactional forms for each loan which Buyer is acquiring and mail such payment booklets, payment coupons and other forms to each customer having such a loan so as to be received by such customer on or about the Closing Date, each such document to be encoded with Buyer's identification numbers and to be accompanied by Buyer's letter, in form and substance satisfactory to Seller, advising that, from and after the Closing Date, such newly issued payment booklets, payment coupons and other forms are to be used instead of the corresponding existing documents of Seller with respect to the customer's loan maintained at the Branch Office, and that any such existing documents of Seller are to be destroyed;

          (d) at its own cost and expense, cause to be provided savings account agreements for each passbook account to be assumed from Seller, if any, and as soon as practicable after the Closing, cause such accountholder(s) to execute such agreement, surrender the passbooks issued by Seller and mark such surrendered passbooks "Closed" in an appropriate manner;

          (e) take any other actions required by law or regulation or by any court or regulatory authority to notify customers or depositors of the Branch Office or residents of the community in which the Branch Office is located of the transfers and assumptions occurring pursuant to this Agreement. The out-of-pocket cost of the mailings required by subsections (a) and (b) of this section shall be borne by Buyer.

     Section  9.02.  Preparation  for  Transition.  Seller shall permit  Buyer's
     -------------   ----------------------------
representative to be present at the Branch Office as set forth in Section 5.01(d). Seller shall permit Buyer reasonable access, in a manner which will avoid undue disruption or interference with Seller's normal operations, to the employees of the Branch Office for purposes of training and coordination of the transition. Buyer and Seller shall cooperate in the scheduling of the training and transition activities prior to closing. Seller shall permit Buyer to store equipment, supplies and other property necessary for the transition and conversion of systems on site at the branches, so long as such storage does not unduly disrupt or interfere with Seller's normal operations. After the execution of this agreement and the announcement of the transaction, Seller shall permit Buyer, its agents, contractors and third party vendors reasonable access, in a manner which will avoid undue disruption or interference with Seller's normal operations, to the Branch Office to prepare for changes in signage, electronic facilities, telephone systems and other physical plant systems which changes are anticipated to be effective promptly after the Closing.

     Section 9.03. Payment of Instruments.  Following the Closing,  Buyer agrees
     ------------  ----------------------
to pay in accordance with law all checks, drafts, and withdrawal orders which are properly drawn by depositors with respect to the Deposits assumed by Buyer, which are duly endorsed (or for which necessary endorsements are deemed supplied by applicable law) and otherwise properly payable, in light of credit balances and overdraft privileges, if any, applicable to such depositors, and presented to Buyer by mail, over its counters, or through the check-clearing system of the banking industry, and in all other respects to discharge, in the usual course of the banking business, the duties and obligations of the Seller with respect to the balances due and owing to the depositors whose Deposits are assumed by Buyer.

     Section 9.04.  Statements.  Seller shall issue  statements to its customers
     ------------   ----------
which include all transactions with respect to the Deposits through the close of business on the Closing Date, and Buyer shall issue statements for all transactions with respect to the Deposits thereafter.

     Section 9.05.  Limited  Correspondent.  Seller shall act as Buyer's limited
     ------------   ----------------------
correspondent for the processing of ACH transactions, checks, drafts and withdrawal orders drawn before or after the Closing on the deposit, draft, check or withdrawal order forms provided by Seller on Deposits assumed by Buyer hereunder, and Buyer will honor and pay all such ACH drafts, checks, drafts and withdrawal orders if duly endorsed and to the extent that the credit balances or overdraft privileges of the drawers or makers permit; provided, that Seller shall present all such checks, drafts and withdrawal orders to the Buyer's designated courier within one (1) business day after such checks, drafts or withdrawals are received by Seller. Seller shall forward to Buyer all ACH deposits through an ACH transaction and shall forward all documentation received regarding such ACH deposit to Buyer either electronically or through Buyer's designated courier within one (1) business day after such ACH deposits are received by Seller.

     Section 9.06.  Uncollected Items. Buyer shall pay to Seller, not later than
     ------------   -----------------
two (2) days after demand, the amount of all uncollected items included in the Deposits on the Closing Date which are returned to Seller after the Closing Date as uncollected; provided, that Seller shall, upon Buyer's making such payment, deliver each such item to Buyer and shall assign to Buyer any and all rights which Seller may have or obtain in connection with such returned items.

     Section  9.07.  Loans.  For a period of 90 calendar  days after the Closing
     -------------   -----
Date, Seller will forward to Buyer any loan payments received by Seller made with respect to Loans purchased by Buyer. If the balance due on any Loan purchased pursuant to Section 1.01(d) has been reduced by Seller as a result of a payment by check received prior to the Closing Date, which item is returned after the Closing Date, the Acquisition Value represented by the Loan transferred shall be correspondingly increased and an amount in cash equal to such increase shall be paid by Buyer to Seller promptly upon demand.

     Section 9.08. Documentation Deficiencies. Within forty-five (45) days after
     ------------  --------------------------
Closing, Buyer will review the files and documentation for all of the Loans and will notify Seller if any material document deficiencies (e.g., lost or missing notes) are found, which would likely materially interfere with Buyer's right to enforce collection of such loan. Seller shall have forty-five (45) days from receipt of such notice to cure such deficiency. In the event Seller is unable to cure such deficiency with the cure period, Seller shall repurchase the loan at par plus accrued interest.

     Section 9.09.  Temporary  Space.  Buyer agrees to temporarily  lease Seller
     ------------   ----------------
approximately 800 square feet of office space in the Branch Office on a month to month basis for use by its mortgage application processors on such terms as the parties may mutually agree. Seller shall be entitled to shared access to the restrooms and general utility space in the Branch Office. Seller's employees shall, to the extent reasonably possible, access the leased space through the existing separate entrance. Seller shall not erect, display or permit to remain any signage on the Branch Office or leased space therein identifying Seller or exhibiting the name, logo or trade mark of the Seller or ay of its affiliates.


                                   ARTICLE TEN
                                 INDEMNIFICATION
                                 ---------------

     Section  10.01.  Indemnification  of Buyer.  Seller shall  indemnify,  hold
     --------------   -------------------------
harmless   and  defend   Buyer  (and  each  of  Buyer's   directors,   officers,
subsidiaries, successors and assigns, and affiliates) (collectively, the "Buyer's Indemnified Parties") from and against any and all damage, loss, liability, cost, claim, or expense (including reasonable legal fees and expenses) incurred or suffered by Buyer's Indemnified Parties (i) arising out of or resulting from the breach or inaccuracy of or failure to comply with any representation, warranty or covenant made by the Seller in this Agreement which survives the Closing Date as specified in Section 11.07 hereof; or (ii) arising out of or resulting from or based upon any Excluded Liabilities, as defined in
Section 1.02(c) hereof, after the Closing Date; or (iii) arising out of or resulting from the Seller's operation of the Branch Office prior to the Closing Date.

     Section  10.02.  Indemnification  of Seller.  Buyer shall  indemnify,  hold
     --------------   --------------------------
harmless and defend Seller (and Seller's directors, officers, subsidiaries, successors and assigns, and affiliates) (collectively the "Seller's Indemnified Parties") from and against any and all damage, loss, liability, cost, claim, or expense (including reasonable legal fees and expenses) incurred or suffered by Seller's Indemnified Parties (i) arising out of or resulting from the breach or inaccuracy of or failure to comply with any representation, warranty or covenant made by the Buyer in this Agreement which survives the Closing Date as specified in Section 11.07 hereof; (ii) by reason of any failure of the Buyer to pay, honor, perform or otherwise discharge the liabilities assumed pursuant to Sections 1.02(a), 1.02(b) and 2.03 hereof on or after the Closing Date; or (iii) arising out of or resulting from the Buyer's operation of the Branch Office after the Closing Date.

     Section  10.03.  Procedure  and  Limitations.  No  indemnification  will be
     --------------   ---------------------------
provided under Sections 10.01 or 10.02 (i) for any claim for indemnification which is made more than one (1) year following the Closing Date;

and (ii) unless the amount of any claim or aggregate claims exceeds $10,000, and then only to the extent of such excess. Any indemnified party shall give the indemnitor prompt notice of any claim hereunder; provided, the failure to give such notice shall not affect the right to indemnification hereunder unless the indemnitor was materially prejudiced by such failure. The indemnitor shall have the right to defend at its own expense any claim for which the indemnitor is liable hereunder, but no settlement or compromise of such claim may be effected which materially affects the indemnified party without its consent thereto, which shall not be unreasonably withheld. The indemnified party shall cooperate with the indemnitor in the defense of any such claims and may participate therein with its own counsel at its own expense.

                                 ARTICLE ELEVEN
                                     GENERAL
                                     -------

     Section  11.01.  Confidential  Information.  The  parties  acknowledge  the
     --------------   -------------------------
confidential and proprietary nature of the "Information" (as herein described) that has heretofore been exchanged and that will be received from each other hereunder and agree to hold and keep, and to instruct their respective agents, representatives, shareholders, affiliates, employees and consultants to hold and keep, such Information confidential. Such Information will include any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party that may be provided to the other, irrespective of the form of the communications, by such party's employees or agents. Such Information shall not include information that is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this Agreement. The parties agree that the Information will be used solely for the purposes contemplated by this Agreement and that such Information will not be disclosed to any person other than employees and agents of a party who are directly involved in evaluating and/or performing this transaction. The Information shall not be used in any way detrimental to a party, including use directly or indirectly in the conduct of the other party's business or any business or enterprise in which such party may have an interest, now or in the future, and whether or not now in competition with such other party.

     Section 11.02. Publicity.  Buyer and Seller shall cooperate with each other
     -------------  ---------
in the development and distribution of the initial news release and public disclosures concerning this Agreement and the transaction contemplated herein and shall not issue any such news release or public disclosure without the prior consent of the other party, unless such is required by law upon the written advice of counsel. Thereafter, each party shall use reasonable efforts to cooperate with the other party, including but not limited to prior consultation with the other party, when reasonably possible, in responding to published newspaper or other mass media reports regarding the transaction contemplated hereby.

     Section  11.03.  Return of Documents.  Upon  termination  of this Agreement
     --------------   -------------------
without the purchase and assumption transaction contemplated by this Agreement becoming effective, each party (i) shall deliver to the other originals and all copies of all Information made available to such party, and, except as may otherwise be required by law or to protect the interests of either party, (ii) will not retain any copies, extracts or other reproductions in whole or in part of such information, and (iii) will destroy all memoranda, notes and other writings prepared by either party based on the Information.

     Section  11.04.  Notices.  Any  notice or other  communication  shall be in
     --------------   -------
writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy or any other means, addressed (in any case) as follows:

         (a) if to Seller:         Heartland Community Bank
                                   237 Jackson St. S. W.
                                   P. O. Box 878
                                   Camden, Arkansas 71711
                                   Attention:  Mr. Cameron D. McKeel
                                   Facsimile:  (870) 836-7125

         With a copy to:           Stradley Ronon Stevens & Young, LLP
                                   1220 19th Street, N.W., Suite 700
                                   Washington, DC  20036
                                   Attention: Mr. Gary R. Bronstein
                                   Facsimile: (202) 822-0140
and


         (b) if to Buyer:          Simmons First Bank of South Arkansas
                                   417 Main Street
                                   P. O. Box 271
                                   Lake Village, Arkansas  71611
                                   Attention:  Mr. Ben V. Floriani
                                   Facsimile: (870) 265-5558


         With copies to:           Simmons First National Corporation
                                   P. O. Box 7009
                                   Pine Bluff, Arkansas 71611
                                   Attention: J. Thomas May
                                   Facsimile: (870) 850-2605


                                   Quattlebaum, Grooms, Tull &  Burrow PLLC
                                   111 Center Street, Suite 1900
                                   Little Rock, Arkansas 72201
                                   Attention: Patrick A. Burrow
                                   Facsimile: (501) 379-1701

or to such other address as any party may from time to time designate by notice to the others.

     Section 11.05. Expenses.  Except as otherwise specifically provided herein,
     -------------  --------
Seller and Buyer each shall pay all of their own out-of-pocket expenses incurred in connection with this Agreement, including, without limitation, appraisals, accounting and legal fees, and data processing charges, if any, whether or not the purchase and assumption transaction contemplated by this Agreement is consummated. The cost of the title insurance policy described in Section 5.04 hereof shall be borne by the Seller.

     Section 11.06. Liabilities.  In the event that this Agreement is terminated
     -------------  -----------
pursuant to the provisions of Article Eight hereof, no party hereto shall have any liability to any other party for costs, expenses, damages or otherwise; provided, that, notwithstanding the foregoing, in the event that this Agreement is terminated pursuant to Section 8.02 hereof on account of a willful breach of any of the representations and warranties set forth herein, or any willful breach of any of the agreements set forth herein, then the non-breaching party shall be entitled to recover its damages from the breaching party.

     Section 11.07.  Nonsurvival of Representations,  Warranties and Agreements.
     -------------   -----------------------------------------------------------
Except for, and as provided in, this Section 11.07, no representation, warranty or agreement contained in this Agreement shall survive the Closing Date or the earlier termination of this Agreement. The representations, warranties and/or agreements (as applicable) set forth in Articles Nine and Ten, and Sections 1.03, 1.05, 2.03, 2.04(d) and (e), 2.06(c), 3.08, 3.10 and 4.10 shall survive the Closing Date,  provided that  representations  and  warranties  set forth in
Section 3.08 shall only survive for a period of 1 year following the Closing Date, and the agreements set forth in Sections 11.01, 11.02, 11.03 and 11.06 shall survive the Closing Date or the earlier termination of this Agreement.

     Section 11.08.  Entire  Agreement.  This Agreement  constitutes  the entire
     -------------   -----------------
agreement between the parties and supersedes any and all prior discussions, negotiations, undertakings, agreements in principle and other agreements between the parties relating to the subject matter hereof.

     Section 11.09. Headings and Captions. The captions of Articles and Sections
     -------------  ---------------------
hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

     Section 11.10.  Waiver,  Amendment or Modification.  The conditions of this
     -------------   ----------------------------------
Agreement that may be waived may be waived only by notice to the other party expressly waiving such condition. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to insist upon performance of the same. This Agreement may not be amended or modified except by a written document duly executed by the parties hereto.

     Section  11.11.  Rules  of  Construction.   Unless  the  context  otherwise
     --------------   -----------------------
requires: (a) a term has the meaning assigned to it; (b) "or" is not exclusive; and (c) words in the singular may include the plural and in the plural include the singular.

     Section 11.12. Counterparts.  This Agreement may be executed in two or more
     -------------  ------------
counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

     Section 11.13. Successors and Assigns. This Agreement shall be binding upon
     -------------  ----------------------
and inure to the benefit of the parties hereto and their respective successors and permitted assigns. There shall be no third-party beneficiaries hereof.

     Section 11.14. Governing Law; Assignment.  This Agreement shall be governed
     -------------  -------------------------
by the laws of the State of Arkansas and applicable federal laws and regulations. Neither this Agreement, nor any of the rights, interests or obligations hereunder, shall be assigned by either of the parties hereto without the prior written consent of the other, except that Buyer may assign such rights (but shall retain such obligations) to a subsidiary or subsidiaries or a parent company of Buyer, or to a successor of substantially all of its business, without the consent of Seller.

     Section 11.15. Permitted Exceptions.  The term "Permitted Exceptions" shall
     -------------  --------------------
mean, with respect to the Real Property, ad valorem taxes for the current year, prior mineral reservations and conveyances and any other exceptions, restrictions, easements, rights of way and encumbrances customarily found with respect to commercial property and which do not materially and adversely affect the value or present use of the Real Property.

     Section  11.16.  Time of Essence.  The parties hereto agree that time is of
     --------------   ---------------
the essence with respect to the performance of the obligations hereunder.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                    HEARTLAND COMMUNITY BANK




                                    By: /s/ Cameron D. McKeel
                                        ----------------------------------------
                                        Cameron D. McKeel, President
ATTEST:

/s/ Paula J. Bergstrom
------------------------------------
Secretary

                                    SIMMONS FIRST BANK OF SOUTH ARKANSAS




                                    By: /s/ Ben V. Floriani
                                        ----------------------------------------
                                        Ben V. Floriani, Chief Executive Officer
ATTEST:

/s/ Linda S. Moreland
------------------------------------
Secretary